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                                                                    Exhibit 4.2


                               TELCO SYSTEMS, INC.
                          Employee Stock Purchase Plan
              Membership Application o Payroll Deduction Authority

THIS IS (Please check appropriate box):

|_| ENROLLMENT. I hereby apply for membership in the Telco Systems, Inc., Employee Stock Purchase plan and I authorize Telco Systems to deduct from my regular base pay (check appropriate deduction rate):

               CONTRIBUTION PERCENTAGE _________% (1%-15% IN INCREMENTS OF 1%)

|_| CHANGE OF PAYROLL DEDUCTION RATE. I am a member of the Plan. Effective with beginning of the next plan period, change my payroll deduction rate (check the appropriate deduction rate):

          NEW CONTRIBUTION PERCENTAGE _________% (1%-15% IN INCREMENTS OF 1%)

|_| TERMINATION OF MEMBERSHIP PRIOR TO END OF PLAN PERIOD. Refund all monies withheld.

|_| TERMINATION OF MEMBERSHIP AT END OF PLAN PERIOD. Issue shares, but discontinue payroll deductions beginning with the next plan period.

|_|       CHANGE OF BENEFICIARY DESIGNATION.

PLEASE PRINT THE FOLLOWING INFORMATION: (Use black ink or type)

You NAME as it will appear on the stock certificate:

                  ____________________________________________________________

ADDRESS:          ____________________________________________________________
                                    (Number and Street)

                  ____________________________________________________________
                              (City, State, and Zip Code)


SOCIAL SECURITY NO. ______________ EMPLOYEE NO. _____________ DEPT. NO. ________

OWNERSHIP IN ALL SHARES PURCHASED UNDER THE PLAN WILL BE DESIGNATED IN EMPLOYEE'S SOLE NAME.




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Pursuant to the plan, I hereby designate the following as my beneficiary(ies):

|_|  Executor or administrator of my estate.

|_|  Name ____________________________________ Relationship____________ Age ____
     Address _________________________________________________________________

|_|  Name ____________________________________ Relationship____________ Age ____
     Address _________________________________________________________________

I hereby acknowledge that I have reviewed a copy of the Telco Systems, Inc., Employee Stock Purchase Plan and that I understand its contents.

EMPLOYEE'S SIGNATURE: _______________________________________ DATE ____________


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